Exhibit 10.50

CONFIDENTIAL TREATMENT REQUESTED

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SOLAR WAFER SUPPLY AGREEMENT

This Solar Wafer Supply Agreement is entered into as of July 9, 2008, by and between MEMC SINGAPORE PTE. LTD., a Singapore corporation and wholly-owned subsidiary of MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation with its principal place of business at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, United States of America, or such other designated majority-owned subsidiary of MEMC ELECTRONIC MATERIALS, INC. (collectively, “MEMC”), and TAINERGY TECH CO., LTD., a Taiwan corporation with its principal place of business at Floor 5, No. 97, Section 2, Nangang Road, Nangang District, Taipei City, Taiwan, R.O.C. (“Tainergy”) or its designated majority-owned subsidiary. MEMC and Tainergy together shall be referred to as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, MEMC is in the business of designing, developing, manufacturing, marketing and selling wafers, and Tainergy is in the business of designing, developing, manufacturing, marketing and selling photovoltaic cells and modules; and

WHEREAS, Tainergy wishes to secure a supply of solar wafers and to purchase quantities of solar wafers from MEMC, and MEMC wishes to provide a supply of solar wafers and to sell quantities of solar wafers to Tainergy; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, MEMC and Tainergy agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

(a) “Additional Wafer Supply” shall have the meaning set forth in Section 2.13.

(b) “Agreement” shall mean this Solar Wafer Supply Agreement, including all Attachments and Exhibits hereto, as it may be amended, modified or supplemented from time to time in accordance with its terms.

(c) “Business Day” shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York generally are closed for business.

(d) “Contract Year” shall mean a twelve (12) month period commencing on September 1 of a particular year and ending on August 31 of the following year. For example, the first Contract Year under the Agreement shall be the twelve (12) month period from September 1, 2008 to August 31, 2009 and the tenth Contract Year under the Agreement shall be the twelve (12) month period from September 1, 2017 to August 31, 2018.

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(e) “Dollar”, “Dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

(f) “Effective Date” shall mean September 1, 2008.

(g) “Financial Statements” shall have the meaning set forth in Section 3.1(d).

(h) “Force Majeure Event” shall have the meaning set forth in Section 2.10.

(i) “Governmental Authority” shall mean any federal, state, local or foreign government or subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any federal, state, local or foreign government.

(j) “Guaranteed Financial Performance Criteria” shall mean the financial performance criteria of Tainergy as set forth on Attachment D, which financial performance measures shall be calculated based on the Financial Statements and in accordance with the ROC generally accepted accounting principles.

(k) “Incoterms 2000” shall have the meaning set forth in Section 2.5(a).

(l) “Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article V.

(m) “Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article V.

(n) “Initial Term” shall have the meaning set forth in Section 4.1.

(o) “Law” shall mean any law, statute, regulation, ordinance, rule, order, decree or governmental requirement enacted, promulgated or imposed by any Governmental Authority.

(p) “LC Bank” shall have the meaning set forth in Section 3.1(c).

(q) “Letter of Credit Amount” shall have the meaning set forth in Section 3.1(c).

(r) “Loss” or “Losses” shall mean any and all damages, fines, fees, Taxes, penalties, deficiencies, losses (including lost profits or diminution in value) and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any third party claims, (ii) asserting or disputing any rights under this Agreement against any Party hereto or otherwise, or (iii) settling any action or proceeding or threatened action or proceeding).

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(s) “Make up Year” shall have the meaning set forth in Section 2.2(f)(i).

(t) “MEMC Competitor” shall mean any Person engaged in (i) the design, development, manufacture, marketing or sale of silicon wafers for use in semiconductors; or (ii) the design, development, manufacture, marketing or sale of wafers (monocrystalline or multicrystalline) for use in solar cells or (iii) the production of polysilicon or polysilicon ingots.

(u) “Missed Delivery” or “Missed Deliveries” shall have the meaning set forth in Section 2.2(f).

(v) “Missed Delivery Year” shall have the meaning set forth in Section 2.2(f)(i).

(w) “Non-Asia Pacific Wafers” shall have the meaning set forth in Section 2.5(a).

(x) “Person” shall mean any natural person, corporation, proprietorship, firm, partnership, limited partnership, limited liability company or partnership, trust, joint venture, union, association, Governmental Authority or other entity.

(y) “Purchase Shortfall” shall have the meaning set forth in Section 2.2(a).

(z) “Refundable Capacity Reservation Deposit” shall have the meaning set forth in Section 3.1.

(aa) “Restricted Tainergy Business” shall mean (i) the design, development, manufacture, marketing or sale of wafers (whether monocrystalline or multicrystalline) for use in solar cells or (ii) the production of solar grade polysilicon or solar ingots.

(bb) Restricted MEMC Business” shall mean the design, development, manufacture, marketing or sale of photovoltaic cells and photovoltaic modules.

(cc) “Restrictive MEMC Covenants shall have the meaning set forth in Section 2.12(b).

(dd) “Restrictive Tainergy Covenants shall have the meaning set forth in Section 2.11(b).

(ee) “Retained Refundable Capacity Reservation Deposit Amount” shall have the meaning set forth in Section 3.1.

(ff) “Subsidiaries” shall mean any Person subject to control by either Party, or any of their respective affiliates. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, fifty

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percent (50%) or more of the voting rights attributable to the shares of such corporation, or with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

(gg) “Tax” or “Taxes” means all (i) federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; and (ii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i).

(hh) “Wafers” shall mean multi-crystalline silicon wafers for use in solar cells.

(ii) “Yearly Minimum Quantity(ies)” shall have the meaning set forth in Section 2.2(a).

(jj) “Yearly Target Quantity(ies)” shall have the meaning set forth in Section 2.2(a).

ARTICLE II

SUPPLY OF WAFERS

2.1 Wafer Specifications. The Wafers to be supplied under this Agreement shall meet the specifications as agreed to by the Parties as set forth in Attachment A to this Agreement. MEMC shall maintain, in accordance with MEMC’s standard procedures, accurate records and data for any quality testing done by or for MEMC of any Wafers purchased by Tainergy hereunder and shall make such records and test data available to Tainergy upon reasonable request.

2.2 Quantity and Price.

(a) Target Purchase Quantities and Minimum Purchase Quantities. Each Contract Year, as set forth below in this Section 2.2(a), Tainergy agrees to purchase from MEMC, over the course of the Contract Year, a target quantity of Wafers (such yearly target purchase quantity commitments, measured in megawatts, the “Yearly Target Quantity”), at the prices set forth on Attachment B hereto. Each Contract Year, as set forth below in this Section 2.2(a), MEMC agrees to supply Tainergy, over the course of the Contract Year, with the Yearly Target Quantity per Contract Year, at the prices set forth on Attachment B hereto, which Yearly Target Quantity will not fall below the Yearly Minimum Quantities (as such term is defined in Section 2.2(a)(i) below for Contract Years one through five and in Section 2.2(a)(ii) below for Contract Years six through ten).

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(i) For Contract Years one through five, the minimum quantities to be purchased by Tainergy (such quantities, the “Yearly Minimum Quantities”) shall be equal to the greater of (A) [*****]% of the Yearly Target Quantities set forth on Attachment B hereto and (B) approximately [*****]% of Tainergy’s then current solar wafer demand (measured in Watts), provided that MEMC can accommodate [*****]% of Tainergy’s actual then current solar wafer demand (as part of and pursuant to the rolling forecast process set forth in Section 2.2(e) hereof). For Contract Years one through five, MEMC shall be obligated to supply Tainergy quantities only up to [*****]% of the Yearly Target Quantities set forth on Attachment B hereto for such Contract Years, unless MEMC has been given at least three (3) years advance notice of Tainergy’s request for quantities in excess of [*****]% of the Yearly Target Quantities in such years, and MEMC has agreed to supply such increased quantities.

(ii) For Contract Years six through ten, no later than the first day of Contract Year three (September 1, 2010), the Parties agree to commence a review to determine the exact quantities to be purchased and supplied for Contract Years six through ten. Notwithstanding the foregoing, for Contract Years six through ten, the minimum quantities to be purchased by Tainergy (again, for such Contract Years, such quantities, the “Yearly Minimum Quantities”) shall be equal to the greater of (A) [*****]% of the Yearly Target Quantities set forth on Attachment B hereto and (B) approximately [*****]% of Tainergy’s then current solar wafer demand (measured in Watts); provided that MEMC can accommodate [*****]% of Tainergy’s actual then current solar wafer demand (as part of and pursuant to the rolling forecast process set forth in Section 2.2(e) hereof). For Contract Years six through ten, Tainergy shall be obligated to purchase the Yearly Minimum Quantities for such Contract Years with the following exception:

(A) With three (3) years advance notice, Tainergy may reduce its purchase obligation to a quantity for any given Contract Year by up to [*****] percent ([*****]%) from the Yearly Minimum Quantity for that Contract Year;

(B) Once a reduced purchase obligation for a Contract Year has been communicated to MEMC by Tainergy, MEMC shall observe this reduced purchase obligation as the maximum quantity to be delivered by MEMC for that Contract Year, which maximum quantity cannot be exceeded without written consent from both Parties.

(iii) The Yearly Minimum Quantities may also be reduced, for any Contract Year, pursuant to and in accordance with the provisions of Section 2.2(f)(i)(A).

(b) Potential Upside Volume. In addition, for the first Contract Year only, MEMC has agreed to consider providing potential upside volume to Tainergy of an additional [*****]MW for delivery starting no earlier than March 31, 2009, at the Contract Year one prices set forth on Attachment B. If Tainergy desires to purchase this

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additional [*****]MW, Tainergy may provide notice to MEMC at any time after September 1, 2008 (but no later than December 31, 2008) that Tainergy desires to purchase this additional volume. MEMC will then communicate its ability to supply these potential upside volumes to Tainergy, if commercially possible, no later than ninety (90) days after receipt of Tainergy’s request, for delivery during Contract Year one. Such deliveries, if agreed to by MEMC, would commence ninety (90) days after MEMC communicates its agreement to supply the additional upside volume. These additional upside quantities are not included in the calculations set forth on Attachment B, but will be included should the additional upside quantities be requested by Tainergy and committed by MEMC. In the event that Tainergy requests such additional volume and MEMC indicates to Tainergy that MEMC intends to supply such additional volume in Contract Year one, then Tainergy must increase the Letter of Credit Amount for the first Contract Year pursuant to Section 3.1(c) hereof, and deliver a Letter of Credit for the revised full Letter of Credit Amount to MEMC no later than thirty (30) days after receipt by Tainergy of MEMC’s notice that it intends to supply the additional volume.

(c) Prices. The prices set forth on Attachment B hereto are on a Dollar per Watt basis. Attachment B also includes, for illustration purposes, the prices on a per Wafer basis, which price per Wafer calculations are based on an indicative average efficiency factor of [*****]%. The Parties agree that the actual average efficiency factor for Wafers experienced by Tainergy when using MEMC Wafers shall be used to calculate the price per Wafer. These actual average efficiency factors shall be subject to audit and/or verification as mutually agreed by the Parties. The Parties agree that after an average efficiency factor for Wafers is established, all prices per Wafer calculated using such average efficiency factor for the purposes of invoicing under Section 2.4 hereof shall be based on such average efficiency factor until the average efficiency factor is changed pursuant to the procedures on Attachment B. The Parties also agree and acknowledge that as the average efficiency factor increases, based on actual measurements by the mutually agreed method of producing solar cells based on the Baseline Cell Process (as such term is defined in Attachment B), the price per Wafer will increase (while the price per Watt remains fixed) and the quantity of Wafers supplied will decrease (while quantities of Watts remains fixed). All prices per Wafer set forth on Attachment B hereto (for the purposes of invoicing under Section 2.4 hereof) shall be updated for efficiency changes at least as frequently as is set forth on Attachment B.

(d) Purchase Shortfalls. If Tainergy purchases fewer Watts than the lesser of (i) the Yearly Minimum Quantity, as calculated in accordance with Section 2.2(a) or (ii) the amount of Watts tendered for delivery by MEMC during any Contract Year, Tainergy shall pay to MEMC via wire transfer of immediately available funds, within ten (10) days after being invoiced therefor, the difference between (A) the amount that would have been payable by Tainergy during such Contract Year if Tainergy had purchased the lesser of (i) the Yearly Minimum Quantity as calculated in accordance with Section 2.2(a) or (ii) the amount of Watts tendered for delivery by MEMC during the entire Contract Year, and (B) the amount payable by Tainergy during such Contract Year for the actual volume of Watts purchased by Tainergy from MEMC based on the applicable price listed on Attachment B hereto (such calculated amount, the “Purchase Shortfall”). The Purchase Shortfall shall accrue interest at the rate of one and one-half percent (1.5%) per month from the date of the invoice therefor, unless prohibited by Law.

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(e) Monthly Planning; Rolling Forecast. For planning purposes only, no later than the third (3rd) Business Day of each calendar month, Tainergy shall deliver to MEMC a forecast of the quantities of Wafers that Tainergy anticipates that it will order from MEMC over the subsequent rolling twelve (12) months. Such rolling forecasts are for capacity planning purposes only, and such estimated amounts in the rolling forecasts shall have no effect on Tainergy’s obligation to purchase some or all of Tainergy’s Yearly Minimum Quantity for any Contract Year or MEMC’s obligation to deliver the indicated quantities, unless such quantity is confirmed pursuant to the procedures of Section 2.3.

(f) Missed Deliveries. If, in any Contract Year, MEMC fails to deliver [*****] percent ([*****]%) or more of the Yearly Minimum Quantities of Wafers MEMC would be required to deliver pursuant to the provisions of Section 2.2(a) (a “Missed Delivery”), and such Missed Deliveries continue uncured by the end of such Contract Year, then the following provisions shall apply:

(i) MEMC shall have the right to try to “make up” Missed Deliveries for any Contract Year (the “Missed Delivery Year”) through the end of the following subsequent Contract Year that immediately follows the Missed Delivery Year (the “Make up Year”). The Wafer price for such Missed Deliveries, if actually made in the Make up Year, shall be the Wafer price at the time of shipment of the Wafers. If MEMC fails to make up the Missed Deliveries prior to the end of the Make up Year, then:

(A) Tainergy shall have the right, but not the obligation, which right must be exercised by Tainergy, in writing (and if not so exercised, shall be automatically waived for such Contract Year, and only such Contract Year), no later than the last Business Day of the Make up Year, to reduce the Yearly Minimum Quantity for the next following Contract Year as follows. The Yearly Minimum Quantity for such next following Contract Year shall be reduced by an amount equal to one-half (1/2) the amount of the Missed Deliveries of the Missed Delivery Year that were not made up for in the Make up Year (taking into account the actual deliveries made by MEMC in the Make up Year intended as make up deliveries for the relevant Missed Delivery Year); and

(B) If Tainergy chooses to reduce its Yearly Minimum Quantity for such next following Contract Year pursuant to the provisions of Section 2.2(f)(i)(A), then a corresponding reduction in the Letter of Credit Amount shall be made pursuant to the provisions of Section 3.1(c).

2.3 Purchase Orders and Order Acknowledgements. Tainergy will issue a written purchase order to MEMC through email, fax or internationally recognized carrier on at least a monthly basis. Such purchase orders shall contain the requested delivery dates. All such

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purchase orders shall be subject to the terms and conditions set forth in this Agreement. MEMC shall, within five (5) Business Days after it receives any such purchase order, respond to such Tainergy purchase orders with a written MEMC Order Acknowledgement, which MEMC Order Acknowledgement will set forth those requested Tainergy quantities for which MEMC can then confirm a quantity (which quantity may be a partial quantity of the Tainergy purchase order) and an estimated shipment calendar week. MEMC Order Acknowledgements shall reference the applicable Tainergy purchase order. Until such time as MEMC has provided Tainergy with an MEMC Order Acknowledgement for all Wafers requested on a Tainergy purchase order, such purchase order shall not be deemed accepted by MEMC for the full amount of Wafers, but shall only be deemed accepted by MEMC for that amount of Wafers for which a confirmed quantity and shipment week has been provided. At all times during the term of this Agreement, unless otherwise mutually agreed by the parties, Tainergy shall have provided MEMC with binding purchase orders requesting shipments of Wafers over at least the next ninety (90) days. Unless expressly agreed in writing by MEMC and Tainergy, no additional or different terms or conditions contained in any quotation, sales order, acknowledgement form, purchase order or other communication from MEMC or Tainergy shall be binding upon MEMC or Tainergy, and each Party hereby objects to any such additional or different terms or conditions. To the extent there is any conflict among the terms and conditions of this Agreement, any Tainergy purchase order and any MEMC Order Acknowledgement, the terms of this Agreement shall apply.

2.4 MEMC Invoices. MEMC invoices shall reference the applicable Tainergy purchase order and shall be submitted for payment by MEMC to the Tainergy accounts payable address specified in writing from time to time by Tainergy. To the extent there is any conflict between the terms and conditions of this Agreement and of any such invoice, the terms of this Agreement shall apply. All prices in the invoices shall be based on the then-current price for each Wafer, calculated in accordance with the provisions set forth on Attachment B, on the date of confirm.

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2.5 Terms of Sale and Shipment Terms.

(a) Terms of Sale. All sales of Wafers hereunder shall be made Ex Works (Incoterms 2000: EXW) MEMC’s designated location. “Incoterms 2000” means the version of “Incoterms” adopted by the International Chamber of Commerce effective January 1, 2000, including all amendments thereof, but excluding any amendments thereof specifically agreed to by the Parties as not being applicable to this Agreement. Notwithstanding the foregoing Ex Works terms of sale, if MEMC manufactures Wafers at a facility located in either Europe or the United States (“Non-Asia Pacific Wafers”) and then ships such Non-Asia Pacific Wafers to Tainergy, MEMC shall pay, within thirty (30) days of being invoiced by Tainergy therefor, fifty percent (50%) of all freight costs associated with such sales of Non-Asia Pacific Wafers under this Agreement, with such invoices to provide reasonable detail and supporting documentation for MEMC to confirm such freight costs.

(b) Shipment Date. Per Section 2.3 above, the scheduled shipment date for Wafers will be specified by MEMC in the MEMC Order Acknowledgment.

(c) Shipment Instructions. Tainergy shall furnish written shipping instructions to MEMC from time to time, and such shipping instructions, if different from the last shipping instructions provided by Tainergy to MEMC, shall take effect no earlier than ten (10) Business Days after receipt of such written instructions by MEMC. MEMC shall pack and ship Wafers in accordance with then-current industry standards and practice.

(d) Shipment Date Change Requests. Tainergy may request to delay or pull in shipment of an individual delivery or any part thereof upon written notice to MEMC, subject to the following conditions:

(i) Unless agreed to by MEMC, the shipment date change request notice must be received by MEMC at least ninety (90) days prior to the scheduled shipment date; and

(ii) If the shipment date change request notice is a delay request (a push out of requested delivery date), Tainergy must commit to nonetheless purchase the delayed Wafers no later than the end of the Contract Year in which such shipment was originally scheduled by MEMC; and

(iii) MEMC must agree to such request in writing; and

(iv) In the event of an accepted shipment date change request, Tainergy shall accept delivery of and pay for Wafers already manufactured or in the process of manufacture for such accepted purchase order at the time the shipment date change request notice is received by MEMC.

(e) In no event shall delay of any shipment or any part thereof as requested by Tainergy pursuant to Section 2.5(d) affect, in any way, Tainergy’s obligation to purchase some or all of Tainergy’s Yearly Minimum Quantity for any Contract Year, unless the provisions of Section 2.2(a) hereof would otherwise require a change to Tainergy’s Yearly Minimum Quantities for that Contract Year or a subsequent Contract Year.

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2.6 Title and Risk of Loss. Pursuant to and consistent with the Incoterms 2000 term of sale of Ex Works MEMC’s designated location, title to and risk of loss of Wafers shall pass to Tainergy at the time when the Wafers have been made available by MEMC for pickup by Tainergy at MEMC’s designated location and Tainergy has been notified that such Wafers have been made available by MEMC for pickup by Tainergy.

2.7 Payment Terms; Delivery Terms; Freight Terms.

(a) MEMC shall issue an invoice to Tainergy for each shipment of Wafers. All invoices will be in Dollars. Payment of invoices by Tainergy shall be in Dollars, by wire transfer, check or by other means mutually agreed on by the Parties. Payment is due thirty (30) days from the date of the invoice. MEMC reserves the right to assess a late payment charge of one and one-half percent (1.5%) per month on the unpaid balance of any past due amount, unless prohibited by Law. If Tainergy fails to pay the purchase price when due for any shipment, MEMC may, but need not, require receipt of payment in full prior to manufacturing the balance of any outstanding or subsequent order. Payment of sums due from Tainergy shall be made upon terms set forth above. MEMC may recover for each delivery hereunder as a separate transaction, without reference to any other delivery. If Tainergy has been failing to pay the purchase price when due for one or more shipments, and MEMC reasonably concludes that Tainergy is in unsound financial condition and has notified Tainergy of such conclusion, and the Parties have then negotiated in good faith for at least ten (10) Business Days to remedy such conclusion, or if Tainergy is in default with respect to any of the material terms and conditions of this or any other agreement with MEMC, MEMC shall forthwith have the right to demand cash payment in advance or additional financial assurance until such time as said credit has been reestablished or default cured to MEMC’s satisfaction. If Tainergy fails to pay the purchase price when due for any shipment, MEMC may also, but need not, (i) immediately offset any late payments against the Refundable Capacity Reservation Deposit and/or the Letter of Credit required by Section 3.1(c) and (ii) prior to any further shipments of Wafers, require that Tainergy replenish the Refundable Capacity Reservation Deposit and/or the Letter of Credit required by Section 3.1(c) in accordance with the terms of this Agreement.

(b) All prices are based on Ex Works MEMC’s designated location. Tainergy shall pay all transportation charges on a freight collect basis. Any Taxes, levies or assessments (including related interest and penalties) imposed, levied, assessed or arising by virtue of this Agreement other than Taxes based upon the net income of MEMC shall be the liability and responsibility of Tainergy. If any charges are exempt from sales or use Tax liability, Tainergy must provide MEMC with evidence of tax exemption acceptable to the relevant taxing authority.

2.8 Representations and Warranties. MEMC represents and warrants that the Wafers delivered to Tainergy under this Agreement shall meet the specifications set forth in Attachment A hereto. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, MEMC MAKES NO

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OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OF FITNESS OF THE WAFERS FOR PARTICULAR USE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE.

2.9 Limitation of Liability.

(a) Limitation. MEMC’s total liability, and Tainergy’s exclusive remedy, for any and all Losses and damages, arising out of any cause whatsoever under any theory of contract, tort, strict liability, or other legal or equitable theory, including under a breach of representations and warranties made under Section 2.8 hereof, shall be limited solely to Tainergy’s actual direct damages directly caused by the failure of the Wafers to meet the specifications set forth in Attachment A hereto; provided, however, that such actual direct damages may not exceed the purchase price of the Wafers that caused the damages, or, at MEMC’s option, the repair or replacement of such Wafers; and provided further that in order to recover for the failure of the Wafers to meet the specifications set forth in Attachment A hereto, Tainergy shall be required to prove that such Wafers do not meet such specifications. In no event shall MEMC be liable for lost profits, special, incidental, consequential or punitive damages. MEMC shall not be liable for, and Tainergy assumes liability for, all personal injury and property damage connected with the handling, transportation, possession, processing, further manufacture, other use or resale of the Wafers, whether the Wafers are used alone or in combination with any other material.

(b) Technical Advice. If MEMC furnishes technical or other advice to Tainergy, whether or not at Tainergy's request, with respect to processing, further manufacture, other use or resale of the Wafers, MEMC shall not be liable for, and Tainergy assumes all risk of, such advice and the results thereof, if such advice is followed by Tainergy. Similarly, if MEMC offers technical or other advice to Tainergy, whether or not at Tainergy's request, with respect to processing, further manufacture, other use or resale of the Wafers, and Tainergy declines to follow such advice, MEMC shall not be liable for, and Tainergy assumes all risk of, such declination of advice and the results thereof.

2.10 Force Majeure.

(a) MEMC shall not be liable for any delay or failure to perform due to any cause or condition beyond its reasonable control, whether foreseeable or not, including, without limitation, Acts of God, war, riot, fire, explosion, accident, flood or sabotage; lack of adequate fuel, power or raw materials, labor, containers or transportation facilities; compliance with governmental requests, Laws, regulations, orders, action or national defense requirements; embargoes or acts of civil or military authorities; theft, breakage or failure of machinery or apparatus; or in the event of labor trouble, strike, lockout or injunction (provided that MEMC shall not be required to settle a labor dispute against its own best judgment) (all of such events, a “Force Majeure Event”). MEMC shall give prompt written notice to Tainergy of any such Force Majeure Event and any associated delivery changes.

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(b) If a Force Majeure Event occurs, MEMC shall not be responsible for any damage, increased costs, or Losses which Tainergy may sustain by reason of such failure of performance, but this Agreement shall not be regarded as terminated or frustrated as a result such failure of performance. If a Force Majeure Event occurs, MEMC shall take appropriate means to minimize or remove the effects of the Force Majeure Event and, within the shortest practicable time, attempt to resume performance of its obligations under this Agreement affected by the Force Majeure Event, except as may be permitted by Section 2.10(c).

(c) If MEMC has suffered a Force Majeure Event and is unable to perform substantially all of its obligations under this Agreement for eighteen (18) months or more after suspension of its performance after the occurrence of a Force Majeure Event, then Tainergy and MEMC may mutually terminate this Agreement if the Parties mutually agree to terminate. Notwithstanding anything in this Agreement to the contrary, in no event shall the occurrence of a Force Majeure Event hereunder excuse either Party from its obligations to pay to the other Party any sums accrued or due hereunder to such other Party.

2.11 Noncompete in Favor of MEMC.

(a) Tainergy understands that MEMC shall be entitled to protect and preserve the going concern value of its business to the extent permitted by Law and that MEMC would not have entered into this Agreement absent the provisions of this Section 2.11. Therefore, during the Initial Term (and any extensions of the Initial Term pursuant to Section 4.1 hereof), except as may be agreed to in writing by MEMC in advance of engaging in any activities, Tainergy shall not, and each shall cause each of its affiliates and Subsidiaries to not, directly or indirectly, engage in any Restricted Tainergy Business anywhere in the world including (A) owning any interest in, managing, operating, controlling or participating in any Person which owns or operates a Restricted Tainergy Business, (B) soliciting any customer or prospective customer of MEMC anywhere in the world to purchase any products or services which compete with those provided by MEMC and (C) assisting any Person in any way to do, or attempt to do, anything prohibited above; provided, however, that the ownership by Tainergy of up to a [*****] percent ([*****]%) interest in any Person in a Restricted Tainergy Business shall be permitted. In addition, Tainergy shall not, and each shall cause each of its affiliates and Subsidiaries to not, directly or indirectly, permit investment in Tainergy or its affiliates or Subsidiaries by any MEMC Competitor; provided, however, that this Section 2.11(a) shall not apply if an MEMC Competitor acquires an interest (equity or debt) in Tainergy or its affiliates or Subsidiaries through trading in the stock market without being invited by Tainergy or its affiliates or Subsidiaries; and provided further that in the event that any MEMC Competitor acquires a [*****] percent ([*****]%) interest or more in Tainergy or its affiliates or Subsidiaries, if requested in writing by MEMC, Tainergy will use best efforts to negotiate with the MEMC Competitor in order to have such MEMC Competitor sell its position in the public markets or in a negotiated private transaction.

(b) If, at the time of enforcement of the covenants contained in this Section 2.11 (the “Restrictive Tainergy Covenants”), a court shall hold that the duration,

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scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Upon advice of legal counsel, Tainergy has determined and hereby acknowledges that the Restrictive Tainergy Covenants are reasonable in terms of duration, scope and area restrictions. Tainergy acknowledges that both MEMC and Tainergy have been doing business throughout the world.

(c) If Tainergy or any of its affiliates or Subsidiaries breaches, or threatens to commit a breach of, any of the Restrictive Tainergy Covenants, MEMC shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to MEMC at law or in equity:

(i) the right and remedy to have the Restrictive Tainergy Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Tainergy Covenants would cause irreparable injury to MEMC and that money damages would not provide an adequate remedy to MEMC; and

(ii) the right and remedy to require such Person to account for and pay over to MEMC any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive Tainergy Covenants; and

(iii) the right and remedy to cease deliveries of Wafers hereunder until the breach of any of the Restrictive Tainergy Covenants is cured.

2.12 Noncompete in Favor of Tainergy.

(a) MEMC understands that Tainergy shall be entitled to protect and preserve the going concern value of its business to the extent permitted by Law and that Tainergy would not have entered into this Agreement absent the provisions of this Section 2.12. Therefore, during the Initial Term (and any extensions of the Initial Term pursuant to Section 4.1 hereof), except as may be agreed to in writing by Tainergy in advance of engaging in any activities, MEMC shall not, and each shall cause each of its affiliates and Subsidiaries to not, directly or indirectly, engage in any Restricted MEMC Business anywhere in the world including (A) owning any interest in, managing, operating, controlling or participating in any Person which owns or operates a Restricted MEMC Business, (B) soliciting any customer or prospective customer of Tainergy anywhere in the world to purchase any products or services which compete with those provided by Tainergy and (C) assisting any Person in any way to do, or attempt to do, anything prohibited above; provided, however, that the ownership by MEMC of up to a [*****] percent ([*****]%) interest in any Person in a Restricted MEMC Business shall be permitted.

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(b) If, at the time of enforcement of the covenants contained in this Section 2.12 (the “Restrictive MEMC Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by Law. Upon advice of legal counsel, MEMC has determined and hereby acknowledges that the Restrictive MEMC Covenants are reasonable in terms of duration, scope and area restrictions. MEMC acknowledges that both Tainergy and MEMC have been doing business throughout the world.

(c) If MEMC or any of its affiliates or Subsidiaries breaches, or threatens to commit a breach of, any of the Restrictive MEMC Covenants, Tainergy shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Tainergy at law or in equity:

(i) the right and remedy to have the Restrictive MEMC Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive MEMC Covenants would cause irreparable injury to Tainergy and that money damages would not provide an adequate remedy to Tainergy and

(ii) the right and remedy to require such Person to account for and pay over to Tainergy any profits, monies, accruals, increments or other benefits derived or received by such Person as the result of any transactions constituting a breach of the Restrictive MEMC Covenants.

2.13 Preferred Vendor. The quantities of Wafers to be supplied by MEMC hereunder assume that in any Contract Year such amount of Wafers will be approximately [*****]% of Tainergy’s then current solar wafer demand, and the Yearly Target Quantities of Wafers set forth in Attachment B, as modified by Section 2.2(a), reflect this mutual intention of the parties. In addition, MEMC shall be considered as a preferred vendor and shall have an annual right of first refusal (but not an obligation, unless MEMC would be so obligated pursuant to Section 2.2(a) hereof) to negotiate with Tainergy to supply Tainergy with additional Wafers, in excess of [*****] percent ([*****]%) of Tainergy’s then current demand for Wafers (such potential amount, the “Additional Wafer Supply”). The price per watt for such Additional Wafer Supply shall be negotiated by the parties. If the parties are unable to reach agreement on price and quantity for such Additional Wafer Supply by July 1 for the ensuing Contract Year commencing on September 1, Tainergy may buy such Additional Wafer Supply from other suppliers. Such Additional Wafer Supply, if supplied by MEMC, shall not be added to the Yearly Minimum Quantity for the then current Contract Year or any Contract Year thereafter unless the parties expressly agree.

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ARTICLE III

REFUNDABLE CAPACITY RESERVATION DEPOSIT AND LETTER OF CREDIT;

EXECUTION OF ADDITIONAL AGREEMENTS

3.1 Refundable Capacity Reservation Deposit. To induce MEMC to invest in additional polysilicon production and wafer manufacturing capacity, Tainergy agrees to loan MEMC, per the schedule set forth on Attachment C hereto, the amount of $259.0 million (the “Refundable Capacity Reservation Deposit”), as a means of securing Tainergy’s obligations to MEMC, which Refundable Capacity Reservation Deposit shall be repaid by MEMC, without interest, up to the amount of $246.1 million (95% of the aggregate Refundable Capacity Reservation Deposit amount, such retained amount of $12.9 million, the “Retained Refundable Capacity Reservation Deposit Amount”), according to the repayment schedule set forth on Attachment C hereto, unless Tainergy has not purchased the Yearly Minimum Quantities in any Contract Year under the “take or pay” provisions of Section 2.2(a) hereof, in which case MEMC may choose to offset pursuant to this Article III any payments required from Tainergy under Section 2.2(a) hereof against MEMC’s obligation to repay the Refundable Capacity Reservation Deposit.

(a) In any Contract Year when Tainergy is required to pay MEMC a portion of the Refundable Capacity Reservation Deposit per the schedule set forth on Attachment C, payment by Tainergy to MEMC shall be made, in full, no later than the fifth Business Day of the applicable Contract Year; provided, however, that Tainergy shall be entitled to request MEMC to calculate the difference between the amount of the Refundable Capacity Reservation Deposit repayable by MEMC pursuant to Section 3.1(b) and the amount of the Refundable Capacity Reservation Deposit payable by Tainergy in any Contract Year, and Tainergy shall pay such difference to MEMC no later than the fifth Business Day of the applicable Contract Year. In connection with the Refundable Capacity Reservation Deposit amount to be paid by Tainergy to MEMC for the first Contract Year, twenty five percent (25%) of the Refundable Capacity Reservation Deposit amount to be paid by Tainergy to MEMC for that first Contract Year shall be paid to MEMC five (5) Business Days after the date of this Agreement, thirty eight and one half percent (38.5%) of the Refundable Capacity Reservation Deposit amount to be paid by Tainergy to MEMC for that first Contract Year shall be paid to MEMC no less than ten (10) Business Days before the first shipment date for Wafers and thirty six and one half percent (36.5%) of the Refundable Capacity Reservation Deposit amount to be paid by Tainergy to MEMC for that first Contract Year shall be paid to MEMC no later than the first Business Day of 2009.

(b) In any Contract Year when MEMC is required to repay a portion of the Refundable Capacity Reservation Deposit to Tainergy per the schedule set forth on Attachment C, payment by MEMC to Tainergy shall be made, in full, no later than the fifth Business Day of the applicable Contract Year; provided, however, that if in any Contract Year there is a Purchase Shortfall that has not been paid by Tainergy via wire transfer to MEMC in accordance with the provisions of Section 2.2(d) hereof, MEMC shall not be required to repay that portion of the Refundable Capacity Reservation

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Deposit up to the Purchase Shortfall in the next Contract Year, but instead MEMC may retain the amount of the Refundable Capacity Reservation Deposit up to the Purchase Shortfall (including the amount of any interest accrued on the Purchase Shortfall in accordance with Section 2.2(d) hereof, until the date that MEMC actually transfers or retains such amount); and provided further, that if in any Contract Year there is a Purchase Shortfall (or an aggregate Purchase Shortfall from more than one Contract Year) that has not been paid by Tainergy to MEMC in excess of the amount of any Refundable Capacity Reservation Deposit not yet repaid by MEMC, MEMC may withhold repayment in any future Contract Years of the Refundable Capacity Reservation Deposit up to the amount of the aggregate unpaid Purchase Shortfall. If the aggregate unpaid Purchase Shortfall(s) exceed the remaining Refundable Capacity Reservation Deposit not yet repaid by MEMC, MEMC shall have any and all remedies available to it to recover from Tainergy immediately the amount of any aggregate unpaid Purchase Shortfall, including drawing on the Letter of Credit pursuant to the provisions of Section 3.1(c).

(c) The Parties have also agreed that the amount of the Refundable Capacity Reservation Deposit outstanding in any Contract Year is less than the appropriate amount of security to be held by MEMC in order to ensure payment for Tainergy’s “take or pay” obligations under Section 2.2(a) hereof. Accordingly, the Parties have agreed that Tainergy will be required to deliver to MEMC, no later than the seventh Business Day of each Contract Year, an irrevocable Letter of Credit drawn on a bank that is requested by Tainergy and approved by MEMC (the “LC Bank”), in an amount equal to the Required Letter of Credit Amount for such Contract Year as is set forth on Attachment C (the “Letter of Credit Amount”), and that expires on the eighth Business Day of the subsequent Contract Year. Tainergy may, in its discretion, use quarterly or half-year revolving Letters of Credit to cover the full Letter of Credit Amount during any respective Contract Year; provided, however, that in no event shall there ever be a gap in coverage (i.e., a Letter of Credit will not be permitted to expire before a replacement Letter of Credit is put in place). MEMC’s right to unilaterally draw on the Letter of Credit (after exhaustion of the Refundable Capacity Reservation Deposit amount then held by MEMC) shall be substantially similar to those rights set forth in Section 3.1(b) above. The Letter of Credit Amount set forth on Attachment C for each Contract Year was calculated as follows:

(i) In Contract Year one, the Letter of Credit Amount shall be equal to twelve (12) months of MEMC’s revenue under this Agreement, based on the minimum quantity of Wafers for that Contract Year at the pricing for that Contract Year, less the cumulative net amount of the Refundable Capacity Reservation Deposit then held by MEMC;

(ii) In Contract Year two, the Letter of Credit Amount shall be equal to ten (10) months of MEMC’s revenue under this Agreement, based on the minimum quantity of Wafers for that Contract Year at the pricing for that Contract Year, less the cumulative net amount of the Refundable Capacity Reservation Deposit then held by MEMC;

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(iii) In Contract Year three and Contract Year four, the Letter of Credit Amount shall be equal to seven (7) months of MEMC’s revenue under this Agreement, based on the minimum quantity of Wafers for that Contract Year at the pricing for that Contract Year, less the cumulative net amount of the Refundable Capacity Reservation Deposit then held by MEMC;

(iv) In Contract Year five through Contract Year ten, the Letter of Credit Amount shall be equal to six (6) months of MEMC’s revenue under this Agreement, based on the minimum quantity of Wafers for that Contract Year at the pricing for that Contract Year, less the cumulative net amount of the Refundable Capacity Reservation Deposit then held by MEMC; and

(v) In any Contract Year for which the Yearly Minimum Quantity is adjusted upward or downward pursuant to the provisions of Section 2.2(a) or Section 2.2(f)(i)(A), the Letter of Credit Amount will also be adjusted upward or downward consistent with the provisions of this Section 3.1(c).

(d) The Parties have also agreed that the amount of the Refundable Capacity Reservation Deposit outstanding in any Contract Year to be held by MEMC in order to ensure payment for Tainergy’s “take or pay” obligations under Section 2.2(a) hereof may be adjusted pursuant to the provisions of this Section 3.1(d) as follows:

(i) Beginning in Contract Year two, every October 1 and April 1 Tainergy will provide MEMC with complete financial statements for the six months and twelve months ended June 30 and December 31, respectively (such financial statements, the “Financial Statements”). From the Financial Statements, MEMC will verify whether Tainergy meets the Guaranteed Financial Performance Criteria.

(ii) If the Guaranteed Financial Performance Criteria for the prior twelve (12) month period are met, then the Letter of Credit Amount shall not be adjusted pursuant to this Section 3.1(d).

(iii) If, however, the Guaranteed Financial Performance Criteria for the prior twelve (12) month period are not met, then the Letter of Credit Amount shall be adjusted pursuant to this Section 3.1(d), by Tainergy being required to increase the amount of security for MEMC by increasing the Letter of Credit Amount by an additional six (6) months of months of MEMC’s revenue under this Agreement, based on the minimum quantity of Wafers for that Contract Year at the pricing for that Contract Year, less the cumulative net amount of the Refundable Capacity Reservation Deposit then held by MEMC (e.g., in Contract Year two, the total amount of required revenue months to be held as security would be sixteen (16), in Contract Years three and four, the total amount of required revenue months would be thirteen (13), and so on).

(iv) In the event that Tainergy will be required to increase the Letter of Credit Amount pursuant to Section 3.1(d)(iii), then Tainergy shall deliver to

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MEMC a Letter of Credit for the increased amount no later than ten (10) Business Days after MEMC has performed the calculation required by Section 3.1(d)(i) above and has requested an increase in the Letter of Credit Amount from Tainergy in writing. All other terms and provisions of this Agreement shall apply to any Letter of Credit required by this Section 3.1(d).

(v) Notwithstanding the foregoing provisions of this Section 3.1(d), if the quantity of Wafers tendered for delivery by MEMC during the just-ended Contract Year is less than the Yearly Minimum Quantities for such just-ended Contract Year, then each of the financial performance measures that make up the Guaranteed Financial Performance Criteria shall be reduced by the same percentage as the amount that the quantity of Wafers tendered for delivery by MEMC during the just-ended Contract Year is less than the Yearly Minimum Quantities for such just-ended Contract Year (e.g., if MEMC has tendered for delivery only 95% of the Yearly Minimum Quantity for a Contract Year, then the threshold amount of each of the financial performance measures that make up the Guaranteed Financial Performance Criteria shall be reduced to only 95% of such amounts).

3.2 Execution of Share Subscription Agreement. Concurrently with the execution of this Agreement, Tainergy and MEMC shall execute the Share Subscription Agreement, pursuant to which MEMC shall purchase 6,999,999 shares of Tainergy stock at NT$25 per share. The Share Subscription Agreement shall provide that MEMC shall pay for the shares of Tainergy stock by no later than December 31, 2008, and in no event prior to receiving payment from Tainergy, in full, for the Refundable Capacity Reservation Deposit required in Contract Year one.

ARTICLE IV

TERM AND TERMINATION

4.1 Term. The Term of this Agreement shall commence on the Effective Date and shall expire ten (10) years following the Effective Date (the “Initial Term”). No less than twelve (12) months prior to the expiration of the Initial Term, the Parties agree to negotiate in good faith to extend the Initial Term of the Agreement, with such negotiations intended to address price, quantity (including minimum quantities) and length of any extension term. In no event shall this Agreement be extended beyond the Initial Term unless the Parties expressly agree on all material terms of such extension.

4.2 Termination by Either Party. Either Party to this Agreement may terminate this Agreement by written notice to the other Party if, and only if, such other Party (a) becomes insolvent, (b) makes a general assignment for the benefit of creditors, (c) suffers or permits the appointment of a receiver for its business or assets, (d) becomes subject as the debtor to any proceeding under any bankruptcy or insolvency Law, whether domestic or foreign, and such proceeding is not dismissed with prejudice within sixty (60) days after filing, or (e) commences liquidation or dissolution proceedings, voluntarily or otherwise. In addition, if a Force Majeure Event has occurred, and the Parties have mutually agreed to terminate this Agreement pursuant to the provisions of Section 2.10(c), this Agreement shall be so terminated on the date the Parties have agreed shall be the termination date.

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4.3 Termination by MEMC.

(a) In the event that Tainergy has failed to pay a Purchase Shortfall to MEMC within five (5) Business Days of being notified thereof, and the amount of the unpaid Purchase Shortfall is greater than the amount of the Refundable Capacity Reservation Deposit and Letter of Credit then held by MEMC, then MEMC shall have the right, upon at least ten (10) Business Days prior written notice to Tainergy in accordance with the notice provisions of Section 7.4, to immediately terminate this Agreement if:

(i) Tainergy has not paid to MEMC, in immediately available funds, the amount of the unpaid Purchase Shortfall (after MEMC shall have retained the Refundable Capacity Reservation Deposit and drawn on the Letter of Credit) no later than the ninth (9th) Business Day after receiving such written notice; and

(ii) Tainergy has not replenished the Refundable Capacity Reservation Deposit to be held by MEMC (after MEMC has retained the Refundable Capacity Reservation Deposit) by wiring MEMC, in immediately available funds, the amount of the Refundable Capacity Reservation Deposit as would be required for such Contract Year by Attachment B (taking into account the provisions of Section 2.2(a), Section 2.2(f), Section 3.1(c) and Section 3.1(d) hereof) and replaced the Letter of Credit with a new Letter of Credit in the amount of the Letter of Credit Amount required for such Contract Year by Attachment B (taking into account the provisions of Section 2.2(a), Section 2.2(f), Section 3.1(c) and Section 3.1(d) hereof) no later than the ninth (9th) Business Day after receiving such written notice.

4.4 Termination by Tainergy.

(a) In the event that MEMC has failed to deliver the Yearly Minimum Quantities as would be required to be delivered pursuant to the provisions of Section 2.2(a) hereof (taking into account the provisions, including the recovery provisions, of Section 2.2(f)(i) hereof) for three (3) consecutive Contract Years, then, no later than thirty (30) days after the end of such third consecutive Contract Year, Tainergy may provide written notice to MEMC that Tainergy intends to immediately terminate this Agreement. Such termination will take effect five (5) Business Days thereafter if the breach is not cured by MEMC within such five (5) Business Day period; provided, however, that Tainergy shall be required to accept delivery of and pay for Wafers already manufactured or in the process of manufacture for any accepted purchase orders at the time the termination notice pursuant to this Section 4.4(a) is received by MEMC in accordance with the notice provisions of Section 7.4.

(b) If Tainergy would have the right to terminate this Agreement pursuant to Section 4.4(a), but Tainergy does not provide written notice of such intent to terminate to MEMC within the prescribed time frames of Section 4.4(a), then Tainergy may not

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terminate this Agreement pursuant to Section 4.4(a) for that entire Contract Year, and will be deemed to have waived such right to terminate this Agreement pursuant to Section 4.4(a) for that three (3) Contract Year period of missed deliveries. In such event, Tainergy can still “count” the two most recent Contract Years of missed deliveries of Wafers (as would be required to be delivered by MEMC pursuant to the provisions of Section 2.2(a) hereof (taking into account the recovery provisions of Section 2.2(f)(i) hereof)) for the purposes of determining whether, at the end of the subsequent Contract Year, a new right to terminate this Agreement pursuant to Section 4.4(a) has been triggered. In such case, the provisions of both Section 4.4(a) and this Section 4.4(b) shall again apply.

4.5 Effect of Termination. Upon termination or expiration of this Agreement, the Parties’ obligations hereunder shall terminate. Notwithstanding the foregoing, the provisions of Section 2.2, Section 2.9, Article V and Article VI are of a continuing nature and shall survive termination of this Agreement for any reason. No such termination shall relieve any Party from liability for any prior or subsequent breach of this Agreement. If the termination was validly made by Tainergy pursuant to Section 4.2 or Section 4.4(a), MEMC shall return the balance of Refundable Capacity Reservation Deposit to Tainergy within sixty (60) days of the termination.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification Generally. Tainergy shall indemnify and defend MEMC and its directors, officers, employees, contractors and agents, from any liability (including reasonable attorneys’ fees) for any Loss or injury to persons or property which may result from Tainergy's breach of its representations, warranties or covenants in this Agreement.

5.2 Resolution of Disputes; Litigation.

(a) Prior to initiating any legal or other action or proceeding against the other, the Parties shall attempt in good faith to resolve any controversy or claim arising from or relating to this Agreement promptly by negotiations between the respective representatives of the Parties. The disputing Party shall give the other Party written notice of the dispute. Within twenty (20) days after receipt of such notice, the receiving Party shall submit a written response to the other Party. The notice and response shall include a statement of the respective Party’s position and arguments supporting its position. The representatives shall meet at a mutually acceptable time and place within thirty (30) days after the date of the disputing Party’s notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved through negotiation within sixty (60) days after the date of the disputing Party’s notice, or if either Party will not meet with the other Party within thirty (30) days after the date of the disputing Party’s notice, then either Party is free to bring any legal action or proceeding, so long as such legal action or proceeding complies with the provisions of Section 7.12 hereof. All deadlines specified herein may be extended by mutual written agreement of the Parties.

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(b) If no agreement can be reached between the Parties after good faith negotiation above, either Tainergy or MEMC may bring any legal action or proceeding, so long as such legal action or proceeding complies with the provisions of Section 7.12 hereof, unless the amount of the damage or loss is at issue in a pending action or proceeding involving a third party claim, in which event such action or proceeding shall not be commenced until such amount is ascertained or both Parties agree to the action or proceeding.

(c) In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.3 Time Limits. Any right to indemnification or other recovery under this Article V shall only apply to Losses arising from claims with respect to which the Indemnified Person shall have notified the Indemnifying Person in writing within one (1) year of the occurrence of the facts giving rise to the underlying claim; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any Losses arising from claims as to which the Indemnified Person shall have, before the expiration of the one (1) year period, previously delivered a notice pursuant to Section 5.2 to the Indemnifying Person.

5.4 General Indemnification Provisions.

(a) The Indemnifying Party shall pay the Indemnified Party immediately available funds on an as-incurred basis for any Losses for which the Indemnified Party is entitled to indemnification hereunder. Any such indemnification payments shall include interest at the rate of 5% per annum (computed on the basis of a 360-day year) from the date any such Losses are suffered or sustained by the Indemnified Party.

(b) If and to the extent that any provision of Section 5.1 is unenforceable for any reason, each Party hereto agrees to make the maximum contribution to the payment and satisfaction of any Losses as to which such Party would otherwise have been responsible for indemnification which is permissible under applicable Law.

(c) Each Indemnifying Party hereby waives (i) presentment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment; (ii) the right, if any, to the benefit of, or to direct the application of, any security hypothecated to Indemnified Party (if any), until all indemnification liability of another Indemnifying Party to Indemnified Party, howsoever arising, shall have been satisfied; (iii) the right to require the Indemnified Party to proceed against another Indemnifying Party, or to pursue any other remedy in Indemnified Party’s power (if any); and agrees that Indemnified Party may proceed against Indemnifying Party directly and independently of any other Indemnifying Party, and that any extension, forbearance, amendment, or acceptance, release or substitution of security, or any impairment or suspension of Indemnified Party’s remedies or rights against another Indemnifying Party or the cessation of the liability for

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indemnification hereunder of another Indemnifying Party for any reason other than full satisfaction of the indemnification obligation at issue, shall not in anywise affect the liability of Indemnifying Party hereunder.

ARTICLE VI

CONFIDENTIAL INFORMATION

6.1 Confidential Information; Public Disclosure.

(a) MEMC agrees that it will not disclose to any third party the existence of or the details of this Agreement and any trade secrets or other proprietary information it obtains with respect to Tainergy during or after the term of this Agreement except as expressly permitted hereunder, and that it will treat all such information as confidential and will use such information only for carrying out the purposes of this Agreement; provided, however, that MEMC will not be obligated to treat as confidential any information acquired by it that is either known to the general public or to the industry, or known to, or in the possession of, MEMC prior to disclosure by Tainergy, that is disclosed as required by Law, or that is independently developed by MEMC. The confidentiality obligations of MEMC hereunder shall continue during the term of this Agreement and for a period of ten (10) years after termination.

(b) Tainergy agrees that it will not disclose to any third party the existence of or the details of this Agreement and any trade secrets or other proprietary information it obtains with respect to MEMC during or after the term of this Agreement except as expressly permitted hereunder, and that it will treat all such information as confidential and will use such information only for carrying out the purposes of this Agreement; provided, however, that Tainergy will not be obligated to treat as confidential any information acquired by it that is either known to the general public or to the industry, or known to, or in the possession of, Tainergy prior to disclosure by MEMC, that is disclosed as required by Law, or that is independently developed by Tainergy. The confidentiality obligations of Tainergy hereunder shall continue during the term of this Agreement and for a period of ten (10) years after termination.

(c) The Parties to this Agreement shall consult with each other as to the form, substance and timing of any press release or other public disclosure related to this Agreement or the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other Party hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Parties may make such disclosure to the extent permitted above or to the extent required by applicable Law, including the requirements of the New York Stock Exchange or the United States Securities and Exchange Commission.

6.2 Equitable Relief. Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article V and other remedies at law may be inadequate in the case of any breach of the covenants contained in this Article VI. Accordingly, either Party shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

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ARTICLE VII

GENERAL PROVISIONS

7.1 No Partnership. Nothing contained in this Agreement shall create or shall be construed as creating a partnership, a joint venture or an agency relationship between the Parties to this Agreement. The Parties agree to perform in accordance with this Agreement only as independent contractors. Neither Party has the right or authority to assume or create any obligations or responsibilities, express or implied, on behalf of the other Party, and neither Party may bind the other Party in any manner or thing whatsoever. Neither Party shall be liable, except as expressly provided otherwise in this Agreement, for any expenses, liabilities or other obligations incurred by the other.

7.2 Expenses. Each Party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

7.3 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by MEMC and Tainergy.

7.4 Notices. Any notice, request, instruction or other document to be given or delivered hereunder by a Party hereto shall be in writing and shall be deemed to have been delivered, (a) when received if given in Person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to MEMC, addressed as follows:

MEMC Singapore Pte. Ltd.

c/o MEMC Electronic Materials, Inc.

501 Pearl Drive (City of O’Fallon)

P.O. Box 8

St. Peters, MO 63376

Attention: Chief Executive Officer

Tele: 636-474-5000

Fax: 636-474-5162

cc: MEMC General Counsel

If to Tainergy, addressed as follows:

Tainergy Tech Co., Ltd.

Floor 5, No. 97, Section 2, Nangang Road, Nangang District, Taipei City,

Taiwan, R.O.C.

Attention: President

Tele: 886-2-2786-3797; ext. 239

Fax: 886-2-2788-9785

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

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7.5 Waivers. Except as otherwise provided in Section 5.3, the failure of a Party hereto at any time or times to require strict performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

7.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that, except with the written consent of the other Party, no assignment of this Agreement or any rights or obligations hereunder, by operation of Law or otherwise, may be made by either Party, other than to an at least eighty percent (80%) owned Subsidiary of such Party (but no such assignment shall relieve the assigning Party of its obligations hereunder), and any assignment in contravention of this Section 7.6 shall be of no effect and shall be void.

7.7 Captions. Captions of Sections or Articles of this Agreement are included for reference only, shall not be construed as part of this Agreement and shall not be used to define, limit, extend or interpret the terms of this Agreement.

7.8 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

7.9 Entire Understanding; Conflicts. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings, both written and oral, among the Parties relating to the subject matter hereof.

7.10 Language. Each of MEMC and Tainergy agree that the language used in this Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against MEMC or Tainergy. Each of MEMC and Tainergy and their respective counsel have reviewed and negotiated the terms of this Agreement.

7.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

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7.12 Jurisdiction for Disputes. Subject to the provisions of Section 5.2 which shall govern any claim for indemnification as discussed therein, each Party to this Agreement hereby (a) agrees that any proceeding in connection with or relating to this Agreement or any matters contemplated hereby may be brought by either Party in a court of competent jurisdiction located within New York City, New York, whether a state or federal court; (b) agrees that in connection with any such proceeding, such Party shall consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 7.12 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that any such proceeding was brought in an inconvenient forum; (d) agrees to service of process in any such proceeding by mailing of copies thereof to such Party at its address set forth in Section 7.4; (e) agrees that any service made as provided herein shall be effective and binding service in every respect; and (f) agrees that nothing herein shall affect the rights of either Party to effect service of process in any other manner permitted by Law.

7.13 Cumulative Remedies. Each and every right and remedy under this Agreement is cumulative with each and every other right and remedy in this Agreement or in any other agreement between the Parties or under applicable Law.

7.14 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other part(ies). The original signature copy shall be delivered to the other part(ies) by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

MEMC SINGAPORE PTE. LTD.		TAINERGY TECH CO., LTD.

By:	/s/ Kenneth H. Hannah	By:	/s/ Frank Hsieh
	Kenneth H. Hannah		Frank Hsieh
	Director and Chief Financial Controller		President and Chief Executive Officer

SIGNATURE PAGE TO

SOLAR WAFER SUPPLY AGREEMENT

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Attachment A – Specifications

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A-1

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Attachment B – Target Quantities and Minimum Quantities

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Attachment B

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Attachment B

Determination of Efficiency Factor and Establishment of Baseline Cell Process

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Attachment C – Refundable Capacity Reservation Deposit Amounts; Letter of Credit Amounts

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C-1

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Attachment D – Guaranteed Financial Performance Criteria

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